As filed with the Securities                       Registration No. 333-
and Exchange Commission on ___________, 1998

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S - 8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                              ZIONS BANCORPORATION
             (Exact name of registrant as specified in its charter)

             UTAH                                          87-0227400
---------------------------------                     -------------------
  (State or other jurisdiction                         (I.R.S. Employer
 of incorporation or organization)                     Identification No.)


    ONE SOUTH MAIN, SUITE 1380
      SALT LAKE CITY, UTAH                                  84111
----------------------------------------                  ----------
  (Address of principal executive offices)                (Zip Code)


    Aspen Bancshares, Inc. 1993 Non-Qualified Stock Option Plan For Directors
             Aspen Bancshares, Inc. 1990 Incentive Stock Option Plan
    Vectra Banking Corporation Employees' Equity Incentive Stock Option Plan
      Vectra Banking Corporation Non-Employee Directors' Stock Option Plan
         Vectra Banking Corporation 1989 Non-Statutory Stock Option Plan
                         Second Amended and Restated 1988
                      Stock Option Plan of FP Bancorp, Inc.
         SBT Bankshares, Inc. 1995 Non-Qualified Stock Option Agreement
      The Commerce Bancorporation 1995 Restated Incentive Compensation Plan
               The Commerce Bancorporation 1987 Stock Option Plan
               --------------------------------------------------
                              (Full title of plans)

                                Harris H. Simmons
                      President and Chief Executive Officer
                              ZIONS BANCORPORATION
                           One South Main, Suite 1380
                           Salt Lake City, Utah 84111
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (801) 524-4787
          (Telephone number, including area code, of agent for service)


                                    Copy to:
                              Laurie S. Hart, Esq.
                         Callister Nebeker & McCullough
                          Gateway Tower East, Suite 900
                              10 East South Temple
                           Salt Lake City, Utah 84133
                                 (801) 530-7300

=====================================================================================================
                                                 CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------
  Title of each                            Proposed maximum     Proposed maximum
class of securities         Amount to be    offering price      aggregate offering     Amount of
 to be registered           registered(1)      per unit               price         registration fee
----------------------------------------------------------------------------------------------------
Common Stock,
No Par Value                      60,551(3)   $   13.62          $  824,705        $      229


Common Stock,
No Par Value                      43,791(4)   $   11.07          $  484,766        $      135

Common Stock,
No Par Value                     131,687(5)   $   13.49          $1,776,458        $      494

Common Stock,
No Par Value                      15,410(6)   $   11.93          $  183,841        $       51

Common Stock,
No Par Value                      29,309(7)   $    6.42          $  188,164        $       52

Common Stock,
No Par Value                      79,183(8)   $   14.52          $1,149,737        $      320

Common Stock,
No Par Value                      95,174(9)   $    4.99          $  474,918        $      132

Common Stock,
No Par Value                     268,271(10)  $   17.45          $4,681,329        $    1,301

Common Stock,
No Par Value                       7,587(11)  $    8.75          $   66,386        $       18

    Total                        730,963                         $9,830,304        $    2,732



(1) Pursuant to Rule 416, this Registration Statement is deemed to include additional common stock issuable under the terms of the stock option plans to prevent dilution resulting from any future share split, share dividends and similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933 based on a weighted average of the exercise price of options to purchase Zions Bancorporation common stock issued under each of the stock option agreements.

(3) Issuable pursuant to the Aspen Bancshares, Inc. 1993 Non-Qualified Stock Option Plan for Directors.

(4) Issuable pursuant to the Aspen Bancshares, Inc. 1990 Incentive Stock Option Plan.

(5) Issuable pursuant to the Vectra Banking Corporation Employees' Equity Incentive Stock Option Plan.

(6) Issuable pursuant to the Vectra Banking Corporation Non-Employee Directors' Stock Option Plan.

(7) Issuable pursuant to the Vectra Banking Corporation 1989 Non-Statutory Stock Option Plan.

(8) Issuable pursuant to the Second Amended and Restated 198 Stock Option Plan of FP Bancorp, Inc.

(9) Issuable pursuant to the SBT Bankshares, Inc. 1995 Non-Qualified Stock Option Agreement.

(10)     Issuable  pursuant  to  The  Commerce   Bancorporation   1995  Restated
         Incentive Compensation Plan.

(11)     Issuable  pursuant to The  Commerce  Bancorporation  1987 Stock  Option
         Plan.

         This Registration Statement on Form S-8 is being filed by Zions Bancorporation, a Utah corporation ("Zions") with respect to:

          (a) 60,551 common shares, no par value (the "Common Shares"), of Zions issuable upon exercise of options granted under the Aspen Bancshares, Inc. 1993 Non-Qualified Stock Option Plan For Directors, and

               43,791 Common Shares issuable upon exercise of options granted under the 1990 Incentive Stock Option Plan of Aspen Bancshares, Inc. and pursuant to the Agreement and Plan of Reorganization between Zions and Aspen Bancshares, Inc. dated November 19, 1996, as amended on March 11, 1997;

          (b) 131,687 Common Shares issuable upon exercise of options granted under the Vectra Banking Corporation Employees' Equity Incentive Stock Option Plan,

               15,410 Common Shares issuable upon exercise of options granted under the Vectra Banking Corporation Non-Employee Directors' Stock Option Plan, and

               29,309 Common Shares issuable upon exercise of options granted under the Vectra Banking Corporation 1989 Non-Statutory Stock Option Plan and pursuant to the Agreement and Plan of Merger between Zions and Vectra Banking Corp. dated September 23, 1997;

         (c) 79,183 Common Shares issuable upon exercise of options granted under the Second Amended and Restated 1988 Stock Option Plan of FP Bancorp, Inc. (formerly known as ENB Holding Company) dated January 1, 1988, as amended, and pursuant to the Agreement and Plan of Merger dated December 29, 1997, between Zions and FP Bancorp, Inc.;

         (d) 95,174 Common Shares issuable upon exercise of options granted under the SBT Bankshares, Inc. Non-Qualified Stock Option Agreement dated April 17, 1995, as amended, and pursuant to the Agreement and Plan of Reorganization dated December 19, 1997, among Zions, Val Cor Bancorporation, Inc., a wholly-owned subsidiary of Zions, SBT Bankshares, Inc., State Bank and Trust of Colorado Springs, and Bank Colorado; and

         (e) 268,271 Common Shares issuable upon exercise of options granted under The Commerce Bancorporation 1995 Restated Incentive Compensation Plan dated November 9, 1995, and pursuant to the Agreement and Plan of Reorganization between Zions and The Commerce Bancorporation, dated May 13, 1998; and

               7,587 Common Shares issuable upon exercise of options granted under The Commerce Bancorporation's 1987 Stock Option Plan, dated October 23, 1987, as amended.


         The Exhibit Index appears after the Signature Page of this Registration Statement.

                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUSES

Item I.  Plan Information.*

Item II. Registrant Information and Employee Plan Annual Information.*

         * Information required by Part I to be contained in the Section 10(a) Prospectuses is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Introductory Note to Part I of Form S-8.


                                     PART II

Item 3.  Incorporation of Certain Documents by Reference

         The following documents previously filed by Zions with the Commission are incorporated by reference in this registration statement:

         o        Zions' Annual Report on Form 10-K for the year ended December
                  31, 1997;
         o        Zions'  Quarterly  Reports on Form 10-Q for the quarters ended
                  March 31, 1998, June 30, 1998 and September 30, 1998;
         o        Zions' Current  Reports on Form 8-K filed by Zions on February
                  6, 1998,  April 3, 1998, April 15, 1998, May 18, 1998, May 27,
                  1998 (Form 8-K/A), and October 14, 1998;
         o the description of Zions Common Shares which is contained in Zions' registration statement on Form 10, and any amendment or report filed to update such description; and
         o the description of the Zions Rights Plan contained in Zions' registration statement on Form 8-A dated October 10, 1996, and any amendment or report filed to update such description.

         All documents subsequently filed by Zions pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         The Articles of Incorporation of Zions provide that no director of Zions will be personally liable to Zions or its shareholders for money damages for any breach of fiduciary duty by such director while acting as a director, except for liability:

         (1) for any breach of the director's duty of loyalty to Zions or its shareholders;

         (2) for acts of omissions not in good faith or which involve intentional misconduct or knowing violation of the law; or

         (3) for any transaction from which the director obtained an improper personal benefit.

         Part 9 of the Utah Revised Business Corporation Act (the "Corporation Act") contains provisions entitling directors and officers of Zions to indemnification under certain conditions from judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys' fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of Zions. Indemnification under the Corporation Act is generally permissible if the conduct of the director or officer was in good faith and the director or officer reasonably believed that his conduct was in, or not opposed to, Zions' best interests, and, in a criminal case, that the director or officer had no reasonable cause to believe his conduct was unlawful. Such indemnification would not be permitted under the Corporation Act in connection with a proceeding by or in the right of Zions in which the director or officer was adjudged liable to Zions, or in connection with any other proceeding in which the officer or director was adjudged liable on the basis that he obtained an improper personal benefit.

         Mandatory indemnification is required under the Corporation Act for a director or officer who is successful, on the merits or otherwise, in the defense of any proceeding, or any claim, issue or matter in a proceeding, to which he was a party because he is or was an officer or director of Zions. A court may order indemnification where mandatory under the Corporation Act or if the court determines that the officer or director is fairly and reasonably entitled to indemnification in view of all relevant circumstances and regardless of whether the officer or director met the applicable standard of conduct or was adjudged liable to Zions or adjudged liable on the basis that he derived an improper personal benefit.

         Payment of expenses for officers and directors is permitted in advance of a final disposition of a proceeding on certain conditions, including the furnishing of written affirmation by the officer or director of his good faith belief that he has met the applicable standard of conduct, the furnishing of a written agreement to repay the advance if the officer or director is ultimately determined not to have met the applicable standard of conduct, and a determination is made that the facts then known to the persons making the determination would not preclude indemnification under the Corporation Act. This determination is to be made either by the Board of Directors, a committee of the Board of Directors, special counsel, or the shareholders, under conditions and procedures generally designed to assure the independence of the body making the determination.

         Zions maintains officers' and directors' indemnity insurance against expenses of defending claims or payment of amounts arising out of good-faith conduct believed by the officer or director to be in or not opposed to the best interests of Zions.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Zions pursuant to the foregoing arrangements, Zions has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed

         Does not apply.

Item 8.  Exhibits

The  following  is a list  of  exhibits  filed  as  part  of  this  Registration
Statement:

              Exhibit No.
         (Per Regulation S-K,
            Exhibit Table)            Exhibit - Description and Method of Filing
--------------------------------------------------------------------------------
                  4.1 Restated Articles of Incorporation of Zions Bancorporation dated November 8, 1993, and filed with the Utah Division of Corporations and Commercial Code on November 9, 1993 (incorporated by reference  to Exhibit  3.1 to Zions' Form
                                       S-4  Registration  Statement,   File  No.
                                       33-51145, filed on November 22, 1993)
                  4.2 Restated Bylaws of Zions Bancorporation, dated November 8, 1993 (incorporated by reference to Exhibit 3.2 to Zions' Form S-4 Registration Statement, File No. 33-51145, filed November 22, 1993)
                  4.3 Amendment to the Restated Bylaws of Zions Bancorporation, dated September 18, 1998 (incorporated by reference to Exhibit 3 to Zions' Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, File No. 0-02610)
                  4.4 Articles of Amendment to the Restated Articles of Incorporation of Zions Bancorporation dated April 30, 1997 and filed with the Utah Division of Corporations and Commercial Code on May 2, 1997 (incorporated by reference to
                                       Exhibit  3.1  of  Zions  Bancorporation's
                                       Quarterly  Report  on Form  10-Q  for the
                                       quarter  ended  June 30,  1997,  File No.
                                       0-2610.)
                  4.5 Articles of Amendment to the Restated Articles of Incorporation of Zions Bancorporation dated April 24, 1998 and filed with the Utah Division of Corporations and Commercial Code on April 27, 1997 (incorporated by reference to
                                       Exhibit   3  of  Zions   Bancorporation's
                                       Quarterly  Report  on Form  10-Q  for the
                                       quarter ended  September  30, 1998,  File
                                       No. 0-02610.)
                  4.6 Shareholder Protection Rights Agreement, dated as of September 27, 1996, between Zions Bancorporation and Zions First National Bank as Rights Agent (incorporated by reference to Exhibit 1 to Zions' Form 8-K, filed October 12,
                                       1996)
                  4.7 Aspen Bancshares, Inc. 1993 Non-Qualified Stock Option Plan for Directors (incorporated by reference to Exhibit
                                       10.4 of Aspen  Bancshares,  Inc.'s Annual
                                       Report  on Form  10-K for the year  ended
                                       December 31, 1996, File No. 0-19376.
                  4.8 Aspen Bancshares, Inc. 1990 Incentive Stock Option Plan (incorporated by reference to Exhibit 10.3 of Aspen Bancshares, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996, File No. 0-19376.
                  4.9 Vectra Banking Corporation Employees' Equity Incentive Stock Option Plan (incorporated by reference to Exhibit
                                       10.1 of Vectra Banking Corporation's SB-2
                                       Registration    Statement,    File    No.
                                       33-74724, effective March 23, 1994)

                 4.10 Vectra Banking Corporation Non-Employee Directors' Stock Option Plan (incorporated by reference to Exhibit
                                       10.2 of Vectra Banking Corporation's SB-2
                                       Registration    Statement,    File    No.
                                       33-74724, effective March 23, 1994)
                 4.11 Vectra Banking Corporation 1989 Non-Statutory Stock Option Plan (incorporated by reference to Exhibit
                                       10.3 of Vectra Banking Corporation's SB-2
                                       Registration    Statement,    File    No.
                                       33-74724, effective March 23, 1994)
                 4.12 Second Amended and Restated 1988 Stock Option Plan of FP Bancorp, Inc. (formerly known as ENB Holding Company), as amended on November 23, 1993 and March 22, 1994 (incorporated by reference to Exhibit 4.1 of ENB Holding Company's Form S-8 Registration Statement, filed April 26, 1994, File No. 33-32788)
                 4.13 SBT Bankshares, Inc. 1995 Non-Qualified Stock Option Agreement - filed herewith
                 4.14 First Amendment to the SBT Bankshares, Inc. 1995 Non-Qualified Stock Option Agreement - filed herewith
                 4.15 The Commerce Bancorporation 1995 Restated Incentive Compensation Plan - filed herewith
                 4.16 The Commerce Bancorporation 1987 Stock Option Plan - filed herewith

                 5.1 Opinion of Callister Nebeker & McCullough Regarding Legality - filed herewith
                 23.1 Consent of KPMG Peat Marwick LLP, Independent Auditors filed herewith
                 23.2 Consent of Callister Nebeker & McCullough (included in Exhibit 5.1)
                 24.1                  Power of Attorney (see signature page)

Item 9.  Undertakings

Zions hereby undertakes:

(1)      (a)      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Zions pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) Zions hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Zions' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Zions pursuant to the foregoing provisions, or otherwise, Zions has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Zions of expenses incurred or paid by a director, officer or controlling person of Zions in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Zions will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Zions (Registrant) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Salt Lake, State of Utah, on the 3rd day of December 1998.

                                                 ZIONS BANCORPORATION


                                                 By:/S/ Harris H. Simmons
                                                    ---------------------
                                                 Harris H. Simmons, President
                                                 and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Harris H. Simmons and Dale M. Gibbons, and each of them, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution for him in his name, place, and stead, in any and all capacities to sign any and all pre-effective amendments to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 3rd day of December 1998.


/S/ Harris H. Simmons      President, Chief Executive          December 3, 1998
---------------------      Officer and Director
Harris H. Simmons

/S/ Dale M. Gibbons        Executive Vice President            December 3, 1998
---------------------      and Chief Financial Officer
Dale M. Gibbons

/S/ Nolan X. Bellon        Senior Vice President               December 3, 1998
---------------------      and Controller
Nolan X. Bellon

/S/ Roy W. Simmons         Chairman and Director               December 3, 1998
---------------------
Roy W. Simmons

/S/ Jerry C. Atkin         Director                            December 3, 1998
---------------------
Jerry C. Atkin

/S/ R.D. Cash              Director                            December 3, 1998
---------------------
R.D. Cash

/S/ L.E. Simmons           Director                            December 3, 1998
---------------------
L.E. Simmons

/S/ Grant R. Caldwell     Director                             December 3, 1998
---------------------
Grant R. Caldwell

/S/ I.J. Wagner           Director                             December 3, 1998
---------------------
I.J. Wagner

/S/ Roger B. Porter       Director                             December 3, 1998
---------------------
Roger B. Porter

/S/ Richard H. Madsen     Director                             December 3, 1998
---------------------
Richard H. Madsen

/S/ Robert G. Sarver      Director                             December 3, 1998
---------------------
Robert G. Sarver

/S/ Shelley Thomas        Director                             December 3, 1998
---------------------
Shelley Thomas

                                  EXHIBIT INDEX

                              ZIONS BANCORPORATION
    Aspen Bancshares, Inc. 1993 Non-Qualified Stock Option Plan For Directors
             Aspen Bancshares, Inc. 1990 Incentive Stock Option Plan
    Vectra Banking Corporation Employees' Equity Incentive Stock Option Plan
      Vectra Banking Corporation Non-Employee Directors' Stock Option Plan
               Vectra Banking Corporation 1989 Non-Statutory Stock
            Option Plan Second Amended and Restated 1988 Stock Option
                            Plan of FP Bancorp, Inc.
         SBT Bankshares, Inc. 1995 Non-Qualified Stock Option Agreement
      The Commerce Bancorporation 1995 Restated Incentive Compensation Plan
               The Commerce Bancorporation 1987 Stock Option Plan

                                    FORM S-8
         Exhibit No.
    (Per Regulation S-K,                                                                             Sequentially
       Exhibit Table)                                      Exhibit                                  Numbered Page
-----------------------------------------------------------------------------------------------------------------------
             4.1               Restated Articles of Incorporation of Zions                                *
                               Bancorporation dated November 8, 1993, and
                               filed with the Utah Division of Corporations and
                               Commercial Code on November 9, 1993
                               (incorporated by reference to Exhibit 3.1 to
                               Zions' Form S-4 Registration Statement, File No.
                               33-51145, filed on November 22, 1993)

             4.2               Restated Bylaws of Zions Bancorporation, dated                             *
                               November 8, 1993 (incorporated by reference to
                               Exhibit 3.2 to Zions' Form S-4 Registration
                               Statement, File No. 33-51145, filed November
                               22, 1993)

             4.3               Amendment to the Restated Bylaws of Zions                                  *
                               Bancorporation, dated September 18, 1998
                               (incorporated by reference to Exhibit 3 to Zions'
                               Quarterly Report on Form 10-Q for the quarter
                               ended September 30, 1998, File No. 0-02610)

             4.4               Articles of Amendment to the Restated Articles of                          *
                               Incorporation of Zions Bancorporation dated April
                               30, 1997 and filed with the Utah Division of
                               Corporations  and Commercial  Code on May 2, 1997
                               (incorporated  by  reference  to  Exhibit  3.1 of
                               Zions  Bancorporation's  Quarterly Report on Form
                               10-Q for the quarter ended June 30, 1997, File
                               No. 0-2610.




         Exhibit No.
    (Per Regulation S-K,                                                                             Sequentially
       Exhibit Table)                                      Exhibit                                  Numbered Page
-----------------------------------------------------------------------------------------------------------------------

             4.5               Articles of Amendment to the Restated Articles of                          *
                               Incorporation of Zions Bancorporation dated April
                               24, 1998 and filed with the Utah Division of
                               Corporations and Commercial Code on April 27,
                               1998 (incorporated by reference to Exhibit 3 of
                               Zions Bancorporation's Quarterly Report on Form
                               10-Q for the quarter ended September 30, 1998,
                               File No. 0-02610.

             4.6               Shareholder Protection Rights Agreement, dated                             *
                               as of September 27, 1996, between Zions
                               Bancorporation and Zions First National Bank as
                               Rights Agent (incorporated by reference to Exhibit
                               1 to Zions' Form 8-K, filed October 12, 1996)

             4.7               Aspen Bancshares, Inc. 1993 Non-Qualified Stock                            *
                               Option Plan for Directors (incorporated by
                               reference to Exhibit 10.4 of Aspen Bancshares,
                               Inc.'s Annual Report on Form 10-K for the year
                               ended December 31, 1996, File No. 0-19376.

             4.8               Aspen Bancshares, Inc. 1990 Incentive Stock                                *
                               Option Plan (incorporated by reference to Exhibit
                               10.3 of Aspen Bancshares, Inc.'s Annual Report on
                               Form 10-K for the year ended December 31,
                               1996, File No. 0-19376.

             4.9               Vectra Banking Corporation Employees' Equity                               *
                               Incentive Stock Option Plan (incorporated by
                               reference to Exhibit 10.1 of Vectra Banking
                               Corporation's SB-2 Registration Statement, File
                               No. 33-74724, effective March 23, 1994)

            4.10               Vectra Banking Corporation Non-Employee                                    *
                               Directors' Stock Option Plan (incorporated by
                               reference to Exhibit 10.2 of Vectra Banking
                               Corporation's SB-2 Registration Statement, File
                               No. 33-74724, effective March 23, 1994)

            4.11               Vectra Banking Corporation 1989 Non-Statutory                              *
                               Stock Option Plan (incorporated by reference to
                               Exhibit 10.3 of Vectra Banking Corporation's SB-
                               2 Registration Statement, File No. 33-74724,
                               effective March 23, 1994)

         Exhibit No.
    (Per Regulation S-K,                                                                             Sequentially
       Exhibit Table)                                      Exhibit                                  Numbered Page
-----------------------------------------------------------------------------------------------------------------------

            4.12               Second Amended and restated 1988 Stock Option                              *
                               Plan of FP Bancorp, Inc. (formerly known as
                               ENB Holding Company), as amended on
                               November 23, 1993 and March 22, 1994
                               (incorporated by reference to Exhibit 4.1 of ENB
                               Holding Company's Form S-8 Registration
                               Statement, filed April 26, 1994, File No. 33-
                               32788)

            4.13 SBT Bankshares, Inc. 1995 Non-Qualified Stock Option Agreement - filed herewith

            4.14               First Amendment to the SBT Bankshares, Inc.
                               1995 Non-Qualified Stock Option Plan - filed herewith

            4.15 The Commerce Bancorporation 1995 Restated Incentive Compensation Plan - filed herewith

            4.16 The Commerce Bancorporation 1987 Stock Option Plan - filed herewith

             5.1 Opinion of Callister Nebeker & McCullough Regarding Legality - filed herewith

            23.1               Consent of KPMG Peat Marwick LLP,
                               Independent Auditors - filed herewith

            23.2               Consent of Callister Nebeker & McCullough                                  *
                               (included in Exhibit 5.1)

            24.1               Power of Attorney (see signature page)                                     *

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